SUBCONTRACTOR AGREEMENT


     THIS AGREEMENT is made this 1st day of July, 1996 (hereinafter referred to as the "Effective Date"), by and between BRIDGTON, INC., a corporation organized and existing under the laws of the State of Georgia and having a principal place of business at 555 Sun Valley Drive, Suite J-2, Roswell, Georgia 30076 (hereinafter referred to as "Company"), and DELSOFT CONSULTING, INC., a corporation organized and existing under the laws of the State of Georgia and having a principal place of business at 555 Sun Valley Drive, Suite J-2, Roswell, Georgia 30076 (hereinafter referred to as "Subcontractor").

                       W I T N E S S E T H:

     WHEREAS, the Company is engaged in the business, among other things, of providing professional consulting services; and

     WHEREAS, the Company has contracted, or will contract, with various third parties (the "Customers") to perform certain professional consulting services (the "Work"); and

     WHEREAS, the Company is desirous of receiving the Subcontractor's technical assistance, support and/or know-how to perform the Work for the Company's Customers; and

     WHEREAS, the Subcontractor is desirous of providing such technical assistance, support and/or know-how to the Company's
Customers; and

     WHEREAS, the parties hereto deem it to be in their best interests to set forth in writing the terms and conditions under which said agreement is to be made;

     NOW, THEREFORE, in consideration of the mutual promises and covenants of the parties contained herein, the parties agree as follows:

                            ARTICLE I

                           DEFINITIONS

     As used throughout this Agreement, the following terms shall have the meanings set forth below unless otherwise indicated:

     (a) "Company" shall mean Bridgton, Inc. all business entities with which it is or has been affiliated, together with any predecessor, successor, parent, or subsidiary entity as well as any officers, directors, employees, agents, designees, assignees, representatives, or any other person acting or purporting to act on behalf of the Company or any such other business entity previously described herein.

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     (b)  "Subcontractor" shall mean Delsoft Consulting, Inc.,
all business entities with which it is or has been affiliated, together with any predecessor, successor, parent, or subsidiary entity as well as any officers, directors, employees, agents, designees, assignees, representatives, or any other person acting or purporting to act on behalf of Subcontractor or any such other business entity previously described herein.

     (c) "Party" or "Parties", in its singular or plural form, shall mean either the Company or Subcontractor or both, as dictated by the use.

     (d) "Subcontractor Personnel" shall mean any and all employees, agents, designees, representatives, or any other person acting or purporting to act on behalf of Subcontractor.

     (e) "Agreement" shall mean this Agreement, any Exhibits attached hereto, and any other documents incorporated herein by reference, including any written amendments to the foregoing which have been signed by the authorized representatives of the Parties.

     (f) "Order" shall mean a written request by the Company for services to be provided by Subcontractor under this Agreement.

     (g) "Work" shall mean the services to be provided by Subcontractor to the Company's Customers.

     (h) "Documentation" shall include, without limitation, all manuals, handbooks, maintenance libraries, and any other printed materials provided to the Subcontractor or Subcontractor by the Company.

     (i) "Customer" shall mean any customer of the Company, including, without limitation, all business entities with which it is or has been affiliated, together with any predecessor, successor, parent, or subsidiary entity as well as any officers, directors, employees, agents, designees, assignees, representatives, or any other person acting or purporting to act on behalf of the Customer or any such other business entity previously described herein.

                         ARTICLE II

                     TERM OF AGREEMENT

     SECTION 2.01.  DURATION.  Subject to the provisions of
Article V herein, the term of this Agreement shall be for an initial period of one (1) year from the date hereof or until all Work on any outstanding Order is completed. After the initial one (1) year term, this Agreement shall automatically renew and continue for additional one (1) year term or until all Work on any outstanding Order is completed, unless, and until, terminated as hereinafter provided.

     SECTION 2.02. SCOPE. Subcontractor agrees to perform all Work requested in an Order from the Company. Subcontractor expressly acknowledges and agrees that each Order is considered to be independent of any other Order. Each Order shall be appended to this Agreement as an addendum hereto and shall incorporate all terms and conditions of this Agreement by reference.


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
                           ARTICLE III

                     RELATIONSHIP OF PARTIES

     SECTION 3.01. NON-EXCLUSIVE BASIS. Subcontractor expressly acknowledges that its contractual relationship with the Company is non-exclusive. Subcontractor expressly acknowledges and understands that the Company shall have the right to contract with other persons, business entities, or otherwise to provide the same or similar services to the Company's Customers.

     SECTION 3.02. RELATIONSHIP. Company and Subcontractor hereby expressly acknowledge and agree that Subcontractor is an independent contractor for all purposes.

                            ARTICLE IV

                           COMPENSATION

     SECTION 4.01. COMPENSATION. Company and Subcontractor shall negotiate in good faith the fee to be paid to Subcontractor for the Work to be provided with regard to each Order. If the Company and Subcontractor mutually agree to the fee to be paid to Subcontractor for the Work to be provided with regard to each Order, said fee shall be paid on the fifteenth (15th) day of the month following the month in which the Work is completed, or upon receipt of payment for the Work from the Customer, whichever is later.

     SECTION 4.02.  INVOICES.  Subcontractor shall submit
invoices to the Company for all Work performed by the Subcontractor and/or Subcontractor Personnel on the last business calendar day of each month.

                            ARTICLE V

                           TERMINATION

     SECTION 5.01. TERMINATION BY WRITTEN NOTICE. This Agreement may be terminated in whole or in part by either Party upon the giving of written notice to the non-terminating Party at least thirty (30) days prior to the proposed date of termination. In the event the Company terminates this Agreement or any Order, or portion thereof, the Company's liability to Subcontractor shall be limited to that Work completed by Subcontractor prior to and including the date of termination.

     SECTION 5.02. TERMINATION FOR CAUSE. Notwithstanding the provisions of Section 5.01 of this Agreement, the Company may terminate this Agreement at any time for cause, including, but not limited to, willful violation of any of the terms of this Agreement; failure of the Subcontractor to complete the Work within a reasonable time; failure of the Subcontractor to adequately and/or properly complete the Work; and/or failure to cure any defect in the Work within twenty (20) days after receipt of written notice from the Company of such defect. The Company may terminate Subcontractor under this section by giving written notice to the Subcontractor whereupon all duties and obligations of the Company hereunder shall immediately cease.

     SECTION 5.03. EFFECT OF TERMINATION. Upon a termination of this Agreement, however effectuated, the exclusive remedy of the

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
Subcontractor shall be limited to payment of that portion of any fee earned pursuant to any Order hereunder through the last date any Work was provided by the Subcontractor, it being the understanding and agreement of the Parties that such payment shall afford the Subcontractor adequate and full relief on termination. Subcontractor and/or Subcontractor Personnel shall return all Documentation and any copies thereof to the Company.

     SECTION 5.04. LIQUIDATED DAMAGES. In the event Subcontractor is terminated pursuant to Section 5.02 herein, the Parties agree the Company shall, in addition to any other rights provided for in this Agreement, by law, in equity, or otherwise, have the right to recover from Subcontractor the costs incurred by the Company for a replacement Subcontractor to complete the Work.

     It is further agreed by Subcontractor that said amount is a reasonable estimation by the Parties of the damages the Company will have suffered by reason of Subcontractor's conduct, actions and/or inactions, or otherwise, that resulted in the Subcontractor's termination pursuant to Section 5.02 herein.

                            ARTICLE VI

        INTELLECTUAL PROPERTY INDEMNIFICATION AND DEFENSE

     Subcontractor shall defend, at its expense, any claim (including any suit) brought against the Company alleging that any Work or other products provided by Subcontractor and/or Subcontractor Personnel hereunder infringes or misappropriates a United States patent, copyright, trade secret or other Third Party proprietary right and shall pay all liabilities, costs and damages awarded or settled, provided that the Company gives Subcontractor prompt written notice of such claim, and such information, reasonable assistance and authority as necessary to defend or settle the claim. In the defense or settlement of the claim, or in the event of a final injunction, Subcontractor shall either obtain for the Company the right to continue using the Work or other products provided by Subcontractor and/or Subcontractor Personnel, or replace or modify the Work or other products provided by Subcontractor and/or Subcontractor Personnel so it becomes non-infringing while still meeting the requirements of the Order.

     Notwithstanding the above, Subcontractor shall not have any liability for a claim alleging that the Subcontractor's and/or Subcontractor Personnels' products or Services infringes or misappropriates a U.S. patent, copyright trade secret, or other third proprietary right:

          (i) if the allegation results solely from the Subcontractor's and/or Subcontractor Personnels' compliance with design specifications furnished by, or oral or written direction given by, the Company and not from an exercise of discretion on the part of the Subcontractor and/or Subcontractor Personnel in providing such compliance; or

          (ii) if the Subcontractor's and/or Subcontractor
               Personnels' products or Services alleged to be infringing is the result of a modification made by the Company or any third party without

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
               Subcontractor's prior written consent; or

          (iii) if the alleged infringement results from the incorporation of any third party product into the Work or other products provided by Subcontractor and/or Subcontractor personnel by anyone other than Subcontractor and/or Subcontractor Personnel where such incorporation was not specified in the Order; or

          (iv) if the alleged infringement relates to the combination of Subcontractor and third party products by anyone other than Subcontractor and/or Subcontractor Personnel, except that where there would be infringement even in the absence of a combination, Subcontractor shall be liable for the infringement that is not based on the combination; or

          (v) if the alleged infringement results from the Company's use of any third party product not in a manner provided under the Order; or

          (vi) if the trade secret alleged to be misappropriated consists, in whole or in part, of information furnished by the Company.

SUBCONTRACTOR AND THE COMPANY DISCLAIM ALL OTHER LIABILITY FOR
MISAPPROPRIATION OR INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS,
TRADE SECRET RIGHTS, OR PROPRIETARY RIGHTS AND FURTHER DISCLAIM
ANY LIABILITY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES.

                           ARTICLE VII

                         INDEMNIFICATION

     Subcontractor, at its own expense, shall indemnify and hold the Company, its directors, officers, employees, agents, subsidiaries, affiliates, customers, designees, and assignees harmless from any loss, damage, liability or expense, on account of damage to property and injuries, including death, to all persons, arising from any occurrence caused by any act or omission of Subcontractor or Subcontractor Personnel related to the performance of this Agreement; provided that Company gives Subcontractor prompt notice of any and all claims for which Company expects indemnification and provided that Subcontractor shall retain authority to control the defense of any and all claims for which Company may seek indemnification, Subcontractor, at its expense, shall defend any suit or dispose of any claim or other proceedings brought against the Company on account of such damage or injury, and shall pay all expenses, including attorney's fees, and satisfy' all judgments which may be incurred by or rendered against the Company.


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
                           ARTICLE VIII

             CONFIDENTIAL AND PROPRIETARY INFORMATION

     Each Party acknowledges and agrees that any and all information concerning the other's business is "Confidential and Proprietary Information," and each Party agrees that it will not permit the duplication, use or disclosure of any such Confidential and Proprietary Information to any person (other than its own employee, agent or representative who must have such information for the performance of its obligations hereunder), unless such duplication, use or disclosure is specifically authorized by the other Party. "Confidential and Proprietary Information" is not meant to include any information which, at the time of disclosure, is generally known by the public and any competitors of the Customer.

                            ARTICLE IX

                     MISCELLANEOUS PROVISIONS

     SECTION 9.01. GOVERNING LAW. The validity of this Agreement and any of its terms or provisions, as well as the rights and duties of the parties to this Agreement, shall be governed and construed by the laws of the State of Georgia.

     SECTION 9.02. ATTORNEYS OR ARBITRATORS FEES. Should either Party institute any action or proceeding in any court to enforce any of the provisions hereof, for damages by reason of any alleged breach of any provision of this Agreement or for the enforcing of any covenant herein contained, the prevailing Party shall be entitled to receive from the losing Party such amounts that the court shall adjudge to be reasonable attorney's fees for the services rendered the prevailing Party in such action (including any appeal thereof).

     SECTION 9.03. ENTIRE AGREEMENT. This Agreement supersedes any and all other agreements, either oral or in writing, between the Parties to this Agreement with respect to its subject matter, and no other agreement, statement, or promise relating to the subject matter of this Agreement that is not contained in it shall be valid or binding.

     SECTION 9.04. BINDING EFFECT. This Agreement shall be binding on the heirs, executors, administrators, legal representatives, successors, and assigns of the respective
Parties.

     SECTION 9.05. WAIVERS AND AMENDMENTS. Any term or provision of this Agreement may be waived at any time by the Party that is entitled to the benefits thereof, and any term or provision of this Agreement may be amended or supplemented at any time by the mutual consent of the Parties hereto, except that any waiver of any term or condition, or any amendment or supplementation of this Agreement must be in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way effect, limit or waive a Party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement.


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
     SECTION 9.06. SEVERABILITY. The Parties intend and agree that each covenant and agreement contained herein shall be a separate and distinct covenant and agreement. If any provision or condition of this Agreement and/or the application thereof to any person or entity shall to any extent be declared unenforceable, the remainder of this Agreement and the application of the entire Agreement to such persons or entities other than those as to which such provisions may be unenforceable, shall not be affected thereby. Each covenant and condition herein shall separately be valid and enforceable to the fullest extent permitted by law.

     SECTION 9.07. NOTICES. Any notice by either Party to the other shall be valid only if in writing and shall be deemed to be duly given only when delivered personally or deposited in the United States Postal Service by registered or certified mail, return receipt requested, to the following addresses or at such other addresses as the Parties hereto may designate from time to time:

                     If to the        Bridgton, Inc.
                     Company:         555 Sun Valley Drive
                                      Suite J-2
                                      Roswell, Georgia 30076


                     If to            Delsoft Consulting,
                     Subcontractor:   Inc.
                                      555 Sun Valley Drive
                                      Suite 1-2
                                      Roswell, Georgia 30076

     All notices shall be deemed to be given when deposited in the United States mail as aforesaid or when personally delivered. Any Party may from time to time change the address to which to send notices by notifying the other Party of such change of address in writing in accordance with the provisions of this
Section 9.07 provided notice of such change of address shall be effective only upon actual receipt.

     SECTION 9.08.  BANKRUPTCY.  In the event Subcontractor shall
(i) apply for or consent to the appointment of or taking of possession by a receiver, custodian, trustee, or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code (as now or hereinafter in effect), or (iv) fail to contest in a timely or appropriate manner or acquiesce in writing to any petition filed against it in an involuntary case under such Bankruptcy Code or any application for the appointment of a receiver, custodian, trustee, or liquidation of itself or of all or a substantial part of its property, or its liquidation, reorganization, or dissolution, the other Party may terminate this Agreement as provided in Article V herein.

     SECTION 9.09.  HEADINGS.  The Headings used in this
Agreement are for reference only and shall not be deemed a part of this Agreement.

     SECTION 9.10. LIMITATION OF LIABILITY. Notwithstanding any other provisions herein to the contrary, under no circumstances shall either Party be liable to the other for any special, incidental, indirect or consequential damages under this Agreement.

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
     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and do each hereby warrant and represent that their respective signatory whose signature appears below has been and is on the date of this Agreement duly authorized by all necessary and appropriate corporate action to execute this Agreement.


COMPANY:                           SUBCONTRACTOR:

BRIDGTON, INC.                     DELSOFT CONSULTING, INC.


By:  /s/ Jerry Rosemeyer           By:  /s/ Benjamin Giocchino

Title:    President                Title:    CEO








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